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Exhibit 99.2

Advisor/HO letter

Subject: Industrial Property Trust to Sell Portfolio of Assets to Prologis—Update

        We are pleased to give you an update on the next steps of our recent announcement that Industrial Property Trust Inc. (IPT), an investment platform sponsored by Black Creek Group, entered into a definitive merger agreement with Prologis, Inc. (NYSE: PLD) in an all cash deal valued at approximately $3.99 billion, subject to certain transaction costs.

        As mentioned in the initial communication, IPT was to make a determination as to the treatment of IPT's interests in two build-to-core joint ventures (the BTC Portfolio) that were excluded from the transaction. The decision was made that IPT will consummate the transaction through a sale of IPT's wholly-owned real estate assets to Prologis (the Asset Sale), and after the Asset Sale, IPT will continue to exist and its remaining assets primarily will consist of its interests in the BTC Portfolio.

        As a result of this decision, the parties amended and restated the merger agreement to reflect the Asset Sale. Subject to the satisfaction of applicable closing conditions (including the receipt of the requisite approval of IPT's stockholders through a proxy), the transaction is anticipated to close in the first quarter of 2020.

        This information was announced today via Form 8-K filing. This information is all available publicly and we will begin directly communicating to shareholders once we begin the proxy process. We anticipate that process to begin in late September following SEC review of the information. We will notify you prior to communications being distributed to your clients during the proxy process.

        Please view the following link for more information:

Q &A

        For more information, please contact your Black Creek Capital Markets team at 866.324.7348

Additional Information about the Proposed Transaction and Where to Find It

        In connection with the proposed Asset Sale, IPT intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a meeting of its stockholders to obtain the requisite stockholder approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, STOCKHOLDERS OF IPT ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ASSET SALE. The proxy statement and other relevant materials (when they become available) containing information about the proposed transactions, and any other documents filed by IPT with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov and IPT's website at www.industrialpropertytrust.com. In addition, stockholders may obtain free copies of the proxy statement and other documents filed by IPT with the SEC (when available) by directing a written request to the following address: Industrial Property Trust Inc., Attention: Investor Relations, 518 Seventeenth Street, 17th Floor, Denver, CO 80202.

        IPT, Industrial Property Advisors LLC, IPT's external advisor, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of IPT in connection with the Asset Sale. Information about these persons and their ownership of IPT's common stock is set forth in IPT's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, which was filed with the SEC on April 10, 2019. Stockholders may obtain additional information regarding the direct and indirect interests of IPT, Industrial Property Advisors LLC and their respective executive officers and directors in the Asset Sale by reading the proxy statement regarding the Asset Sale when it becomes available.

Forward-Looking Statements

        This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform of 1995. These forward-looking statements generally can be identified by use of statements that include words such as "intend," "plan," "may," "should," "could," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity" and similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of IPT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure of IPT to obtain the requisite vote of stockholders required to consummate the proposed Asset Sale or the failure to satisfy the other closing conditions to the Asset Sale or any of the other transactions contemplated by the merger agreement; (iii) risks related to disruption of management's attention from IPT's ongoing business operations due to the transaction; (iv) the effect of the announcement of the transaction on the ability of IPT to retain key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; (vi) the outcome of any legal proceedings that may be instituted against IPT and others related to the merger agreement; (vii) the risk that the Asset Sale, or the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; (viii) the ability of IPT to implement its operating strategy; (ix) IPT's ability to manage planned growth; (x) changes in economic cycles; and (xi) competition within the real estate industry.

        In addition, these forward-looking statements reflect IPT's views as of the date on which such statements were made. IPT anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing IPT 's views as of any date subsequent to the date hereof. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by IPT or any other person that the results or conditions described in such statements or the objectives and plans of IPT will be achieved. Additional factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in IPT's SEC reports, including, but not limited to, the "Risk Factors" section of IPT's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 6, 2019 as amended by IPT's Form 10-K/A filed with the SEC on April 10, 2019, the "Risk Factors" section of subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. IPT expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrence.

QuickLinks

  Exhibit 99.2
  Advisor/HO letter
  Additional Information about the Proposed Transaction and Where to Find It
  Forward-Looking Statements